SIFCO Industries, Inc. Appoints James P. Woidke
President and Chief Operating Officer

CLEVELAND - December 5, 2014 - SIFCO Industries, Inc. (“SIFCO or Company”) announced today the promotion of James P. Woidke as its President and Chief Operating Officer. In this role Mr. Woidke will be responsible for SIFCO’s operating units, as well as the Company’s Enterprise Continuous Improvement, Information Technology and Human Resources functions. He will continue to report to Michael S. Lipscomb, Chief Executive Officer. Mr. Woidke previously served the Company as Chief Operating Officer.

Mr. Lipscomb said, “Jim has shown, through his excellent stewardship of the operating units, that he is ready to expand his influence to lead additional corporate staff functions in support of our strategic business initiatives.”

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, challenges associated with any management transition, competition and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, and machining.

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Contacts
SIFCO Industries, Inc.
Catherine M. Kramer, Vice President and Chief Financial Officer, 216-881-8600
www.sifco.com